EXHIBIT 10.2

Share Exchange Agreement

This Share Exchange Agreement (the “Agreement”), dated to be effective as of June 7, 2013, by and among Alas Aviation Corp., a Delaware corporation, (“Alas”), Corporacion Ygnus Air, S.A. a corporation organized under the laws of Spain (“Cygnus”); and Arnold Leonora (“Leonora”) and Air Transportation Group Private Equity, Inc., a Delaware corporation (“ATG”), as shareholders of Cygnus, with reference to the following:

A. Alas is a Delaware corporation organized on June 7, 2013 following a triangular merger pursuant to Section 251(g) of the Delaware General Corporation Law.  Alas has authorized capital stock of 60,000,000 shares of common stock, $0.01 par value (“Alas Common Stock”), of which 35,000,000 are issued.  There are 1,000,000 shares authorized for the issuance of preferred stock, $0.01 par value, of which none are outstanding.

B.  Cygnus is a privately held corporation organized under the laws of Spain.  Cygnus has one class of ordinary shares issued and outstanding, fifty one percent (51%) of which are held by Leonora and forty nine percent (49%) of which are held by ATG.

C. The respective Boards of Directors of Alas and Cygnus have deemed it advisable and in the best interests of Alas and Cygnus and their respective shareholders that Cygnus be acquired by Alas pursuant to the terms and conditions set forth in this Agreement.

D. Alas and Cygnus propose to enter into this Agreement which provides among other things, that forty nine percent (49%) of the issued and outstanding shares of Cygnus held by ATG be acquired by Alas and the financial rights related to the fifty one percent (51%) held by Leonora in exchange for thirty one million five hundred thousand (31,500,000) shares of restricted Alas Common Stock as more fully described in this Agreement.

E.  The parties desire the transaction to qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, the parties hereto, intending to be legally bound, make the following promises, covenants, representations, warranties and agreements:

1.           Pre-Closing Actions of Alas.  Either prior to or immediately upon execution of this Agreement and prior to the Closing Date as set forth herein, Alas shall undertake the following actions:

(a)           The Board of Directors of Alas shall unanimously approve and deliver to Davisson & Associates, PA (the “Escrow Agent”) in escrow, a resolution  approving the transactions set forth herein;

(b)           Alas shall prepare and deliver to counsel for Cygnus, for review, a Form 8-K filing which reflects the transactions contemplated by this Agreement, as required to be filed with the Securities and Exchange Commission (the “Commission”) on the Closing Date (defined below);
(c)           Alas shall take such actions as are required such that at Closing there shall be a total of no more than thirty five million (35,000,000) shares of common stock issued and outstanding;

(d)           Alas shall issue / deliver to the Escrow Agent a total of thirty one million five hundred thousand (31,500,000) shares of common stock of Alas (which at the time of Closing will reflect at least 90% of the fully diluted issued and outstanding shares of common stock of Alas) for delivery to ATG, Leonora or their designees at Closing;

(e)           Alas may, but is not required to deliver letters of resignation of Frank Dreschler, as the sole officer and director of Alas to be effective at the Closing Date, however subject to the effectiveness of any Schedule 14F-1 Information Statement that may be required to be filed with the Commission immediately upon closing of this Agreement; and

(f)           Alas shall use its reasonable best efforts to prepare and complete the documents necessary to be filed with local, state and federal authorities to consummate the transactions contemplated hereby.

2.           Pre-Closing Actions of Cygnus.  Immediately upon execution of this Agreement and prior to the Closing Date as set forth herein, Cygnus shall undertake the following actions:

(a)           Cygnus shall cause its Board of Directors to execute and deliver resolutions approving the transactions set forth herein, including but not limited to the approval to transfer and transfer of all Cygnus Shares held by ATG representing forty nine percent (49%) of the issued and outstanding securities of Cygnus.  Cygnus shall cause its shareholders to execute and deliver resolutions approving the transactions set forth herein;

(b)           Cygnus shall complete an audit of its financial statements for the two fiscal years ended 2011 and 2012, and all interim financial statements required for inclusion in the Form 8-K filing to be completed at Closing (the “Cygnus Financial Statements”);

(c)           Cygnus shall deliver to Davisson & Associates, as Escrow Agent, common/ordinary shares representing forty nine percent (49%) of the issued and outstanding shares of Cygnus, for delivery to Alas at Closing (the “Escrowed Cygnus Shares”); and

(d)           Cygnus shall cooperate with its reasonable best efforts to assist Alas to prepare and complete the documents necessary to be filed with local, state and federal authorities to consummate the transactions contemplated hereby

3.           Pre-Closing Actions of ATG.                                                      ATG shall deliver to Davisson & Associates, as Escrow Agent, common/ordinary shares representing forty nine percent (49%) of the issued and outstanding shares of Cygnus, for delivery to and cancelation by Cygnus at Closing along with all necessary documents of transfer including stock powers, signature guarantees etc. (the “ATG Cygnus Shares”);

4.           Conditions to Closing.  The parties’ obligation to close the proposed acquisition will be subject to specified conditions precedent including but not limited to, the following:

(a)           The representations and warranties of Cygnus as set forth in Section 7 herein shall remain accurate as of the Closing Date and no material adverse change in the business of Cygnus shall have occurred;

(b)           The representations and warranties of Alas as set forth in Section 8 herein shall remain accurate as of the Closing Date and no material adverse change in the business of Alas shall have occurred;

(c)           All the documents necessary to be filed with local, state and federal authorities, including without limitation the Form 8-K, are prepared;

(d)           Alas shall have provided the board resolution and any other approval required to complete an election or appointment to the Alas’ board of directors;

(e)           Cygnus shall have completed and delivered its audited financial statements in a form as required to complete and file the Form 8-K at Closing; and

(f)           Alas shall retain its good standing as a publicly traded company quoted on the OTCBB under the symbol “VERL,” which trading symbol the parties contemplate will be changed to reflect the change in name effected by the reverse triangular merger referred to in Recital A, above. The following symbols will be submitted to the Financial Industry Regulatory Authority (“FINRA”): “ALAS,” “AIRL” or “WING.”

5.           At and Subsequent to the Closing.

(a)           At the Closing, Davisson & Associates, PA shall release from escrow letters of resignation as may have been voluntarily tendered by Frank Dreschler and any Alas Board Resolutions which may effect the election of Arnold Leonora, Pablo Morera and John Wensveen to its Board of Directors;

(b)           At the Closing, Davisson & Associates, PA shall deliver the Escrowed Alas Shares to Cygnus for delivery to the shareholders of Cygnus;

(c)           At the Closing, Davisson & Associates, PA shall deliver the Escrowed Cygnus Shares to Alas;

(d)           At the Closing, Davisson & Associates, PA shall deliver the Escrowed ATG Cygnus Shares to Cygnus for cancelation;

(e)           At the Closing, if the existing officers of Alas resign which is contemplated by the parties but not a condition to this Agreement, they shall be replaced by those officers appointed by the new Board of Directors;

(f)           Immediately subsequent to the Closing, the combined entities will file the Form 8-K required for the transactions contemplated by this Agreement; and

(g)           The execution and delivery of this Agreement shall have the following effect at Closing, the financial rights, but not voting or any other control rights with respect to the fifty one percent (51%) of the shares of Cygnus held by Arnold Leonora individually shall be held in trust for the benefit of Alas and the assignment of such rights to Alas shall be irrevocable.  It is the intent of the parties to have 100% of the financial rights in Cygnus be acquired by Alas or the right to receive the maximum financial benefits associated with those shares allowable without jeopardizing the flight certificate held by Cygnus.  The Spanish Civil Aviation Authority requires that control of a company holding such flight certificates must be held by a national of the European Union, of which by virtue of his citizenship, Mr. Leonora is a member. Subsequent to Closing the parties will seek to amend this temporary assignment/beneficiary-trustee relationship to provide a more formal structure that may include the reincorporation of Cygnus as an S.R.L. so that financial and governance rights may be separated in a manner that will be in full compliance with all applicable rules and regulation. Notwithstanding anything to the contrary in the event that the Spanish Civil Aviation Authority were to challenge this assignment of all financial rights associated with the fifty one percent (51%) of Cygnus’ shares, this arrangement shall be void ab initio but then, only to the extent that it could violate the requirements of the civil aviation authority and the remainder of those rights assigned shall be modified to give full force and effect to the intent of the parties.

6.           Timing of Closing.  The initial closing shall occur on June 25, 2013, at 10:00 A.M., Central Standard Time regardless of the Escrow Agent being in receipt of the items described above, whereby the records of the parties shall reflect this closing and the respective equity ownership as provided for herein, subject to final closing upon Escrow Agent’s receipt of all documents and audited financial statements by Alas.

7.           Representations of Cygnus.  Except as set forth in the Cygnus Financial Statements delivered as set forth in Section 2(b) above, Cygnus represents and warrants as follows:

(a)           Ownership of Shares.  As of the Closing Date, Alas will become the record and beneficial owner of the Escrowed ATG Cygnus Shares.  The Escrowed ATG Cygnus Shares will be free from claims, liens or other encumbrances, except as provided under applicable federal and state securities laws.  The Escrowed ATG Cygnus Shares shall reflect 49% of the ownership equity of Cygnus.

(b)           Fully paid and Nonassessable.  The Escrowed ATG Cygnus Shares constitute duly and validly issued ownership interests of Cygnus, and are fully paid and nonassessable, and Cygnus further represents that it has the power and the authority to execute this Agreement and to perform the obligations contemplated hereby;

(c)           Organization of Cygnus; Authorization.  Cygnus is a corporation duly organized, validly existing and in good standing under the laws of Spain with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and this Agreement constitutes a valid and binding obligation of Cygnus; enforceable against it in accordance with its terms.

(d)           Capitalization.  All of the issued and outstanding shares of Cygnus are validly issued, fully paid and non-assessable and there is not and as of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of any of Cygnus obligating such entity to issue any additional shares of common or preferred stock, any ownership interest or any of its securities of any kind.

(e)           No Conflict as to Cygnus.  Neither the execution and delivery of this Agreement nor the consummation of the exchange of the Escrowed ATG Cygnus Shares will (a) violate any provision of the Corporate Charter or Bylaws (or other governing instrument) of Cygnus or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of Cygnus under, any material agreement or commitment to which Cygnus is a party or by which its property or assets is bound, or to which any of the property or assets of Cygnus is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Cygnus except, in the case of violations, conflicts, defaults, terminations, accelerations or encumbrances described in clause (b) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of Cygnus.

(f)           Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by Cygnus in connection with the execution, delivery and performance of this Agreement by Cygnus or the consummation of the sale of the Escrowed ATG Cygnus Shares.

(g)           Other Consents. No consent of any Person is required to be obtained by Cygnus to the execution, delivery and performance of this Agreement or the consummation of the sale of the Escrowed ATG Cygnus Shares, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of Cygnus as a whole.

(h)           Litigation.  There is no action, suit, inquiry, proceeding or investigation by or before any Court or Governmental body pending or threatened in writing against or involving Cygnus which is likely to have a material adverse effect on the business or financial condition of Cygnus as a whole, or which questions or challenges the validity of this Agreement.  Cygnus is not subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of Cygnus as a whole.

(i)           Absence of Certain Changes. Cygnus has not:

1.           suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

2.           made any change or amendment in its certificate of incorporation or bylaws, or other governing instruments;

3.           other than the Escrowed ATG Cygnus Shares and the balance of the Cygnus Shares held by Arnold Leonora equal to 51% of the issued and outstanding shares of Cygnus, Cygnus has not issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

4.           organized any new Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business;

5.           borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

6.           paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

7.           prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

8.           cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

9.           disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

10.           sold, transferred or otherwise disposed of any material assets, including without limitation technology and intangible assets;

11.           granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

(j)           Compliance with Law. The operations of Cygnus have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of Cygnus as a whole.  Cygnus has not received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations.  Cygnus has all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of its business, and is not in material violation of any such licenses, permits, orders and approvals.  All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

(k)          Title to Properties.  Cygnus owns all the material properties and assets that it purports to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the Cygnus Financial Statements.  All properties and assets, including without limitation technology and intangible assets, are free and clear of all material encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Cygnus Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of such financial statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Cygnus as a whole and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due.  The properties and assets of Cygnus include all rights, properties and other assets necessary to permit Cygnus to conduct business in all material respects in the same manner as it is conducted on the date of this Agreement.

8.           Representations of Alas; Alas for its respective rights and interests represents and warrants as follows:

(a)           Organization; Authorization.  Alas is a corporation duly organized, validly existing and in good standing under the laws of Delaware with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Alas and this Agreement constitutes a valid and binding obligation; enforceable against in accordance with its terms.  Alas has one subsidiary under the name of Alas Acquisition Company.

(b)           Capitalization.  The authorized capital stock of Alas Aviation Corp. consists of 60,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, authorized.  As of the date of this Agreement, Alas has approximately 35,000,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.  As of the Closing Date, Alas shall have no more than 35,000,000 shares of common stock outstanding (not including the Alas Escrowed Shares).  No shares have otherwise been registered under state or federal securities laws.  As of the Closing Date, all of the issued and outstanding shares of common stock of Alas are validly issued, fully paid and non-assessable.  There are no other options or other agreements on the part of Alas obligating  Alas or its successor, LMK Global Resources, Inc. to issue any additional shares of common or preferred stock or any of its securities of any kind, except for such shares or securities called for in this Agreement.  The Common Stock of Alas is presently quoted on the over-the-counter bulletin board under the symbol “VERL.”  Alas/VERL is current in all of its required filings with the US Securities and Exchange Commission.  Upon consummation of this Agreement Alas is not a “shell” corporation as defined by Rule 405 promulgated by the US Securities and Exchange Commission.

(c)           No Conflict as to Alas and Subsidiaries.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will (a) violate any provision of the certificate of incorporation or bylaws of Alas or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of Alas or any of its Subsidiaries under, any material agreement or commitment to which Alas, any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of Alas or any of its Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Alas or any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of  Alas and its subsidiaries, taken as a whole.

(d)           Consents and Approvals of Governmental Authorities. Except with respect to a Form 8-K filing with the US Securities and Exchange Commission, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by Alas in connection with the execution, delivery and performance of this Agreement by Alas or the consummation of the transactions contemplated herein.

(e)           Other Consents. No consent of any Person is required to be obtained by Alas to the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated herein, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of Alas.

 (f)           Litigation.  There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving Alas, its successors or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of Alas and any of its Subsidiaries, taken as whole, or which would require a payment by Alas or its subsidiaries in excess of $2,000 in the aggregate or which questions or challenges the validity of this Agreement. Neither Alas nor any of its successors or Subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of Alas or any of its Subsidiaries, taken as a whole, or which would require a payment by Alas or its Subsidiaries in excess of $2,000 in the aggregate.

(g)           Absence of Certain Changes. Neither Alas nor any of its Subsidiaries has:

1.           suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of  Alas and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

2.           not made any change or amendment in its certificate of incorporation or bylaws, or other governing instruments;

3.           paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

4.           prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

5.           cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

6.           disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

7.           granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

8.           purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

9.           written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of  $2,000;

10.           written down or been required to write down any inventory in an aggregate amount in excess of  $ 2,000;

11.           entered into any collective bargaining or union contract or agreement; or

12.           other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of LMK and their subsidiaries taken as a whole.

(h)           Compliance with Law. The operations of Alas, its successors and its Subsidiaries have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of Alas and its Subsidiaries, taken as a whole, or which would not require a payment by Alas or its Subsidiaries in excess of $2,000 in the aggregate, or which have been cured. Neither Alas, its successors nor any of its Subsidiaries has received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. Alas and its Subsidiaries have all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

9.           Notices.  Any notice which any of the parties hereto may desire to serve upon any of the other parties hereto shall be in writing and shall be conclusively deemed to have been received by the party at its address, if mailed, postage prepaid, United States mail, registered, return receipt requested, to the following addresses:

If to Cygnus Air, S.A.:                         Cygnus Air, S.A.
Attn: Arnold Leonora
4002 Highway 78, Suite 530-324
Snellville, Georgia 30039
Facsimile: (954) 212-7751

If to Alas Aviation Corp.:                  Alas Aviation Corp.

c/o Heskett & Heskett
John Heskett, Esq.
501 South Johnstone, Suite 501
Bartlesville, Oklahoma 74003
Facsimile (918) 336-3152

With copies to:                                     Lanham & Lanham, LLC
Attn: Randall J. Lanham, Esq.
28562 Oso Parkway, Unit D
Rancho Santa Margarita, CA 92688
Facsimile:  (949) 666-5006

Davisson & Associates, PA
Attn: Peder K. Davisson, Esq.
4124 Quebec Avenue North, Suite 306
Minneapolis, MN  55427
Facsimile: (763)  355-5678

10.           Successors.  This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives and successors and assigns of the parties.

11.           Choice of Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, and the parties submit to the exclusive jurisdiction of the courts of Delaware in respect of all disputes arising hereunder.

12.           Counterparts.  This Agreement may be signed in one or more counterparts, all of which taken together shall constitute an entire agreement.

13.           Confidential Information.  Each of Cygnus, ATG, Leonora and Alas hereby acknowledges and agrees that all information disclosed to each other whether written or oral, relating to the other’s business activities, its customer names, addresses, all operating plans, information relating to its existing services, new or envisioned products or services and the development thereof, scientific, engineering, or technical information relating to the others business, marketing or product promotional material, including brochures, product literature, plan sheets, and any and all reports generated to customers, with regard to customers, unpublished list of names, and all information relating to order processing, pricing, cost and quotations, and any and all information relating to relationships with customers, is considered confidential information, and is proprietary to, and is considered the invaluable trade secret of such party (collectively “Confidential Information”).  Any disclosure of any Confidential Information by any party hereto, its employees, or representatives shall cause immediate, substantial, and irreparable harm and loss to the other.  Each party understands that the other desires to keep such Confidential Information in the strictest confidence, and that such party’s agreement to do so is a continuing condition of the receipt and possession of Confidential Information, and a material provision of this agreement, and a condition that shall survive the termination of this Agreement.  Consequently, each party shall use Confidential Information for the sole purpose of performing its obligations as provided herein.

14.           Entire Agreement.  This Agreement together with all of the transaction documents related thereto sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby.

15.           Costs and Expenses.  Except as otherwise specifically set forth herein, each party will bear the costs its own attorneys, brokers, investment bankers, agents, and finders employed by, such party.  The parties will indemnify each other against any claims, costs, losses, expenses or liabilities arising from any claim for commissions, finder's fees or other compensation in connection with the transactions contemplated herein which may be asserted by any person based on any agreement or arrangement for payment by the other party.

16.           Attorney’s Fees.  Should any action be commenced between the parties to this Agreement concerning the matters set forth in this Agreement or the right and duties of either in relation thereto, the prevailing party in such action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorney’s fees and costs.

17.           Finders.  Alas, Cygnus, ATG and Leonora each represents and warrants that there are no finders or other parties which have represented them in connection with this transaction which have not received appropriate compensation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

For and on behalf of:                           ALAS AVIATION CORP.
A Delaware Corporation

By:           /s/Frank Dreschler______________
Frank Dreschler
President and Chief Executive Officer

For and on behalf of:                           CYGNUS AIR, S.A.
A corporation organized under the laws of Spain

By:           /s/Arnold Leonora______________
Arnold Leonora,
Managing Director and President

AIR TRANSPORTIATION GROUP PRIVATE EUITY, INC.
A Delaware Corporation

By:           /s/Arnold Leonora______________
Arnold Leonora, President

By:           /s/Arnold Leonora______________
Arnold Leonora, Individually
 as a Shareholder of Cygnus Air, S.A.